UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☒	Soliciting Material under §240.14a-12

AIR METHODS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Air Methods Corporation, a Delaware corporation (“Air Methods”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its stockholders in connection with its 2017 Annual Meeting of Stockholders and at any and all adjournments or postponements thereof (the “2017 Annual Meeting”).  Air Methods has not yet filed a preliminary or definitive proxy statement with the SEC in connection with its solicitation of proxies to be used at the 2017 Annual Meeting.

Press Release Dated February 15, 2017

Attached hereto is Air Methods’ press release, dated February 15, 2017, responding to Voce Capital Management, LLC’s nomination of four candidates to stand for election to the Air Methods’ Board of Directors at the 2017 Annual Meeting.

Important Additional Information and Where to Find It

Air Methods intends to file a proxy statement with the SEC with respect to its 2017 Annual Meeting (the “2017 Proxy Statement”).  AIR METHODS STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE 2017 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Air Methods, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Air Methods stockholders in connection with the matters to be considered at Air Methods’ 2017 Annual Meeting. Information about Air Methods’ directors and executive officers is available in Air Methods’ proxy statement, dated April 29, 2016, for its 2016 Annual Meeting. To the extent holdings of Air Methods’ securities by such directors or executive officers have changed since the amounts printed in the 2016 proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.  More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2017 Proxy Statement and other materials to be filed with the SEC in connection with Air Methods’ 2017 Annual Meeting.

Stockholders will be able to obtain the 2017 Proxy Statement, any amendments or supplements thereto and other documents filed by Air Methods with the SEC free of charge at the SEC’s website at www.sec.gov. Copies also will be available free of charge at Air Methods’ website (www.airmethods.com) or by writing to Air Methods’ Corporate Secretary at Air Methods, 7211 South Peoria Street, Englewood, Colorado 80112, or by calling Air Methods’ Corporate Secretary at (303) 792-7400

Air Methods Comments on Voce’s Nomination of Directors

ENGLEWOOD, Colorado February 15, 2017— Air Methods Corporation (NYSE: AIRM) today issued the following statement in response to Voce’s nomination of four candidates to Air Methods’ Board of Directors:

“Air Methods maintains an ongoing dialogue with our investors. Our Board of Directors and management team recognize the right of investors to nominate directors.  In keeping with our long held practice of maintaining a high caliber board with exceptionally qualified directors, we will carefully evaluate Voce’s nominees. Shareholders need not take action at this time.

Our Board of Directors remains highly engaged with management to ensure that the company’s operating and strategic plan is fully aligned with the best interest of all shareholders.”

About Air Methods Corporation
Air Methods Corporation (www.airmethods.com) is the global leader in air medical transportation. The Air Medical Services Division is the largest provider of air medical transport services in the United States. The United Rotorcraft Division specializes in the design and manufacture of aeromedical and aerospace technology. The Tourism Division is comprised of Sundance Helicopters, Inc. and Blue Hawaiian Helicopters, which provide helicopter tours and charter flights in the Las Vegas/Grand Canyon region and Hawaii, respectively. Air Methods’ fleet of owned, leased or maintained aircraft features approximately 500 helicopters and fixed wing aircraft.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

Air Methods intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to its 2017 Annual Meeting (the “2017 Proxy Statement”).  AIR METHODS STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE 2017 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Air Methods, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Air Methods stockholders in connection with the matters to be considered at Air Methods’ 2017 Annual Meeting. Information about Air Methods’ directors and executive officers is available in Air Methods’ proxy statement, dated April 29, 2016, for its 2016 Annual Meeting. To the extent holdings of Air Methods’ securities by such directors or executive officers have changed since the amounts printed in the 2016 proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.  More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2017 Proxy Statement and other materials to be filed with the SEC in connection with Air Methods’ 2017 Annual Meeting. Stockholders will be able to obtain the 2017 Proxy Statement, any amendments or supplements thereto and other documents filed by Air Methods with the SEC free of charge at the SEC’s website at www.sec.gov. Copies also will be available free of charge at Air Methods’ website (www.airmethods.com) or by writing to Air Methods’

Corporate Secretary at Air Methods, 7211 South Peoria Street, Englewood, Colorado 80112, or by calling Air Methods’ Corporate Secretary at (303) 792-7400

CONTACTS:

Air Methods

Christina Brodsly Ward, Christina.brodsly@airmethods.com

Sard Verbinnen & Co.

Paul Scarpetta/Nazan Riahei, AirMethods-SVC@SARDVERB.com